UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2011

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 103 – 318 North Carson Street, Carson City, Nevada	89701-4597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 24, 2011, our board of directors accepted the resignation of Ezra Jiminez as a director and chief financial officer of our company. The resignation of Mr. Jiminez was not due to any disagreement with our company.

Subsequently on August 24, 2011, we appointed Patrick Fagen to the board of directors and as chief financial officer of our company.

Patrick Fagen is a founder and executive of three privately held oil exploration and mining companies. He graduated with a BS degree from Auburn University in 1979 and is experienced in many facets of the mining industry including exploration, acquisitions, feasibility analysis, permitting, planning, construction, and management.

Patrick Fagen has been the owner/operator of several successful mining projects with a particular focus on the organization and management of high grade underground mines. He specializes in California and USFS mine permitting and serves as a consultant to other mining companies in this capacity. In the past 10 years he has served as chief executive officer and been responsible for the development of several natural resource companies including Tahoe Resources LLC, Lazarus Mining LLC, Trinity Alps Resources Inc. and Tahoe Gold LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
Chief Executive Officer, President, Secretary,
Treasurer and Director

September 9, 2011